SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 28, 2008
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2008, the Company entered into an agreement with Fursa Master Global Event Driven Fund, L.P. (“Fursa”), a holder of more then 10% of the currently outstanding common shares of the Company.

Fursa reconfirmed its obligation to deliver the remaining $2,000,000 of its commitment and participation in the current unit private placement offering of securities of the Company (“Current Offering”), granted a nine month extension of the stated maturity of the Company’s 10% Senior Convertible Redeemable Promissory Debentures (“Convertible Debentures”) held by Fursa in the currently outstanding principal amount of $7,879,687 from February 9, 2009 to November 9, 2009, and granted a nine month extension, through October 28, 2008, of the period that the Company has to repurchase 25 % of the warrants issued as contemplated by the Line of Credit Financing Agreement dated as of February 1, 2007 between the Company and the manager of Fursa.

Company agreed to extend through March 31, 2008 the time period in which Fursa is to deliver the $2,000,000 referred to above, and to excuse Fursa from its $2,000,000 commitment in the Current Offering if $3,000,000 is raised by March 31, 2008, as contemplated by the February 28, 2008 Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Company agreed to extend through March 31, 2008 the time period in which Fursa is to deliver the $2,000,000 referred to in Item 1.01 above, and to excuse Fursa from its $2,000,000 commitment in the Current Offering if $3,000,000 is raised by March 31, 2008, as contemplated by the February 28, 2008 Agreement.

Item 9.01	Financial Statements and Exhibits

1. Agreement dated February 28, 2008 between Versadial, Inc. and Fursa Master Global Event Driven, Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: March 4, 2008
	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer